PROSPECTUS SUPPLEMENT (To the Prospectus dated January 24, 2025)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-284351

Mobix Labs, Inc.

3,850,000 Shares of Class A Common Stock

1,026,860 Pre-Funded Warrants to Purchase up to 1,026,860 Shares of Common Class A Stock

1,026,860 Shares of Common Stock Underlying the Pre-Funded Warrants

We are offering (i) 3,850,000 shares of our Class A common stock, $0.00001 par value per share (“Class A Common Stock”), at an offering price of $0.8202 per share and (ii) 1,026,860 Pre-Funded Warrants (“Pre-Funded Warrants”) to purchase up to an aggregate of 1,026,860 shares of our Class A Common Stock at an offering price of $0.8201 per Pre-Funded Warrant directly to an institutional investor pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement, dated as of April 4, 2025, by and between the Company and such institutional investor (the “Securities Purchase Agreement”).

A holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates and certain related parties, would beneficially own in excess of 4.99% (or at the option of the holder, 9.99%) of the number of shares of Class A Common Stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of Class A Common Stock at an exercise price of $0.0001 per share. Each Pre-Funded Warrant will be exercisable upon issuance and will expire when exercised in full. This prospectus supplement also relates to the shares of Class A Common Stock issuable upon exercise of the Pre-Funded Warrants.

In a concurrent private placement (the “Private Placement”), we are also offering to the institutional investor common stock purchase warrants (the “Private Common Warrants”) to purchase up to an aggregate of 4,876,860 shares of our Class A Common Stock at an exercise price of $0.8202 per share. The Private Common Warrants will become exercisable on the date (the “Stockholder Approval Date”) the Company’s stockholders approve the issuance of shares of Class A Common Stock underlying the Private Placement Warrants (“Stockholder Approval”). The Private Placement Warrants will expire on the date that is the 5th-year anniversary of the Stockholder Approval Date. The Company will also be offering placement agent warrants to the placement agent (the “Placement Agent Warrants” and together with the Private Common Warrants, the “Private Placement Warrants”) to purchase a number of shares of Class A Common Stock equal to 7.0% of the aggregate number of shares of Class A Common Stock and shares issuable upon exercise of the Pre-Funded Warrants and upon exercise of the Private Common Warrants, which Placement Agent Warrants will also be subject to Stockholder Approval, and expire on the 5th-year anniversary of the commencement of sales in this offering. We refer to the Pre-Funded Warrants and the Private Placement Warrants together as the “Warrants.” The Private Placement Warrants and the shares of our Class A Common Stock issuable upon the exercise of the Private Placement Warrants (the “Private Placement Warrant Shares”) are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder, and are not being offered pursuant to this prospectus supplement or the accompanying prospectus.

There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Pre-Funded Warrants on The Nasdaq Stock Market LLC, any other national securities exchange or any other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Our Class A Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “MOBX.” The last reported sale price of our Class A Common Stock on April 4, 2025 was $0.7992 per share.

As of the date hereof, the aggregate market value of our Class A Common Stock held by our non-affiliates (“public float”), as calculated pursuant to the rules of the Securities and Exchange Commission (the “SEC”), was approximately $45.2 million, based upon 32,977,116 shares of our outstanding Class A Common Stock held by non-affiliates at the per share price of $1.37, the closing sale price of our Class A Common Stock on Nasdaq on February 10, 2025. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

We have retained Roth Capital Partners, LLC (“Roth” or the “placement agent”) to act as our exclusive placement agent in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent is not purchasing the securities offered by us and is not required to sell any specific number or dollar amount of securities but has agreed to solicit offers to purchase the securities offered by this prospectus supplement and the accompanying prospectus.

This offering is expected to close on or about April 7, 2025, subject to satisfaction of customary closing conditions. We have not arranged to place the funds from the investors in an escrow, trust or similar account.

The Company has also agreed to amend certain existing Series A Warrants and Series B Warrants (together the “Existing Warrants”) that were previously issued by the Company on July 24, 2024 to purchase up to an aggregate of 5,755,396 shares of Common Stock. The Series A Warrants and the Series B Warrants each have an exercise price of $1.39 per share. Pursuant to the Securities Purchase Agreement, the Company has agreed to reduce the exercise price of the Existing Warrants to $0.8202 per share. Furthermore, the Company has also agreed to amend the Series B Warrants by extending their term to equal the greater of 15 months from the initial expiration date and three months from stockholder approval. The amended Existing Warrants will be immediately exercisable upon the receipt of Stockholder Approval.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and a smaller reporting company as defined under Rule 405 of the Securities Act, and as such, we have elected to comply with certain reduced public company reporting requirements. See ‘‘Prospectus Supplement Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our securities involves risks. See the section entitled “Risk Factors” on page S-7 of this prospectus supplement, as well as the documents incorporated by reference in this prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Per Pre-funded Warrant	Total
Offering price(1)	$0.8202	$0.8201	$3,999,898
Placement agent fees(2)	$0.05741	$0.05741	$279,993
Proceeds, before expenses, to us	$0.76279	$0.7627	$3,719,905

(1)	The purchase price of the Pre-Funded Warrants is $0.8201 per warrant, or $0.0001 less than the per share purchase price of $0.8202 of the shares of Class A Common Stock.

(2)	We have agreed to pay the placement agent a fee of 7.0% of the aggregate gross proceeds in this offering and the Private Placement and to issue warrants to the placement agent or its designees to purchase up to 682,760 shares of Class A Common Stock (which represents 7.0% of the sum of the aggregate number of shares of Class A Common Stock, the Pre-Funded Warrant Shares and the Common Warrant Shares) at an exercise price of $0.8202 per share. In addition, we have agreed to reimburse the placement agent in connection with this offering for its out-of-pocket expenses incurred in connection with this offer, in an amount equal to $75,000. See “Plan of Distribution” for more information regarding the compensation payable to the placement agent.

Delivery of the shares of our Class A Common Stock and Pre-Funded Warrants is expected to be made on or about April 7, 2025.

Roth Capital Partners

The date of this prospectus supplement is April 4, 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus dated January 24, 2025, including the documents incorporated by reference, provides more general information. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, and all information incorporated by reference herein and therein. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date –– for example, a document filed after the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus –– the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus that we may provide to you in connection with this offering. We have not, and Roth has not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our Class A Common Stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the shares of Class A Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the Class A Common Stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-1

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and thereto may constitute “forward-looking statements” for purposes of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding our and our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus and the documents we incorporate by reference into this prospectus may include, for example, statements about:

●	our financial and business performance;

●	our ability to remain in compliance with listing rules of Nasdaq, as well as any decisions that we may make in order to remain in compliance;

●	our intent to pursue acquisitions of companies and technologies;

●	changes in our strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans;

●	our expectation regarding our ability to continue as a going concern and ability to obtain sufficient liquidity to meet our operating needs and satisfy our obligations;

●	the impact of the acquisitions of EMI Solutions, Inc. (“EMI Solutions”) and RaGE Systems, Inc. (“Rage Systems”), and any impact on our business and results of operations;

●	the implementation, market acceptance and success of our products and technology in the wireless and connectivity markets and in potential new categories for expansion;

●	the demand for our products and the drivers of that demand;

●	our opportunities and strategies for growth;

●	competition in our industry, the advantages of our products and technology over competing products and technology existing in the market, and competitive factors including with respect to technological capabilities, cost and scalability;

●	our ability to scale in a cost-effective manner and maintain and expand our manufacturing and supply chain relationships;

●	our expectation that we will incur substantial expenses and continuing losses for the foreseeable future;

●	our expectations regarding reliance on a limited number of customers and efforts to diversify our customer base;

●	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	general economic and socio-political conditions and their impact on demand for our technology and on the supply chain on which we rely;

●	future capital requirements and sources and uses of cash; and

●	the outcome of any known and unknown litigation and regulatory proceedings.

S-2

These forward-looking statements are based on information available as of the date of this prospectus supplement, and current expectations, forecasts, and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the inability to maintain our listing of securities on Nasdaq;

●	the inability to meet future capital requirements and the risk that we will be unable to raise additional capital in the future on attractive terms or at all, as well as the dilutive impact that may have on our stockholders;

●	the risk that we are unable to successfully commercialize our products and solutions, or experience significant delays in doing so;

●	the risk that we may not be able to generate sufficient income from operations to sustain ourselves;

●	the risks concerning our ability to continue as a going concern;

●	the risk that we experience difficulties in managing our growth and expanding operations;

●	the risk that we may not be able to consummate planned strategic acquisitions, or fully realize anticipated benefits from past or future acquisitions or investments;

●	the risk that litigation may be commenced against us;

●	the risk that our patent applications may not be approved or may take longer than expected, and we may incur substantial costs in enforcing and protecting our intellectual property;

●	our ability to attract new customers and grow our customer base;

●	the risk that the price of our securities may be volatile due to a variety of factors, including changes in the political administration as well as any impact that may have on laws and regulations, changes in the competitive industries in which we operate, variations in performance across competitors, the global supply chain, and macro-economic and social environments affecting our business and changes in our capital structure; and

●	factors described under the heading “Risk Factors” below.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by geopolitical tensions, including the further escalation of war between Russia and Ukraine or the conflict pertaining to the Middle East, and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. However, we encourage you to review our risk factors as set forth in the “Risk Factors” section on page S-7 of this prospectus supplement, in our annual report on Form 10-K for our fiscal year ended September 30, 2024, filed with the SEC on December 26, 2024 or in other periodic and current reports that we file with the SEC.

S-3

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, the accompanying prospectus and in the documents that we incorporate by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our common stock pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-7 of this prospectus supplement and the financial statements and related notes and the other information that we incorporated by reference herein, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we file from time to time.

Unless the context otherwise requires, all references in this prospectus supplement and the accompanying prospectus to “Mobix Labs,” “we,” “us,” “our,” “the Company” or similar words refer to Mobix Labs, Inc., together with our consolidated subsidiaries.

Overview

Based in Irvine, California, we design, develop and sell components and systems for advanced wireless and wired connectivity, radio frequency (“RF”), switching and electromagnetic interference (“EMI”) filtering technologies. Our solutions are used in the consumer commercial, industrial, automotive, medical, aerospace, defense and other markets. To enhance our product portfolio, we also intend to pursue acquisitions of companies with existing revenue which can be scaled, and which possess technologies that accelerate the speed, accessibility, and efficiency of disruptive or more efficient communications solutions, and which will also allow us to expand into strategically aligned industries. Our wireless systems solutions include products for advanced RF and millimeter wave (“mmWave”) 5G communications, mmWave imaging, software defined radio and custom RF integrated circuits (“ICs”) targeting the commercial, industrial, and defense and aerospace sectors. Our interconnect products, including EMI filter inserts and filtered and non-filtered connectors, are designed for and are currently used in aerospace, military, defense and medical applications. Our True Xero active optical cables (“AOCs”) are designed to meet customer needs for high-quality active optical cable solutions at an affordable price. These innovative technologies are designed for large and rapidly growing markets where there is increasing demand for higher performance communication and filtering systems which utilize an expanding mix of both wireless and connectivity technologies.

We were founded with the goal of simplifying the development and maximizing the performance of wireless mmWave 5G products by designing and developing high performance, cost-effective and ultra-compact semiconductor components and solutions used for signal processing applications in wireless products. Since our inception, our corporate strategy has evolved to encompass the pursuit of acquisitions in diverse industry sectors, including aerospace, military, defense, medical and high reliability (“HiRel”) technology, as part of our commitment to enhancing communication services. We have developed and/or acquired an extensive intellectual property (“IP”) portfolio comprised of patents and trade secrets that are critical to commercializing our communication products and communications technologies. In leveraging our proprietary technology, we aim to scale the growth of revenue for our products by serving large and rapidly growing markets where we believe there are increasing demands for higher performance communication technologies, including both wireless and wired connectivity systems. We are actively pursuing customer engagements with manufacturers of wireless communications, aerospace, military, defense, medical and HiRel products.

In 2021, we completed the acquisition of substantially all of the assets including intellectual property of Cosemi Technologies, Inc. (“Cosemi”), an Irvine, California-based global supplier of high-speed connectivity solutions. The acquired products and IP included a broad range of AOCs and optical engines that deliver optimal connectivity to a wide range of applications, including home entertainment, gaming, augmented reality and virtual reality, video conferencing, medical, mobile devices and monitors and built the foundation for our current connectivity business. We believe the patented cable technology and AOC optical chip solutions from Cosemi along with our innovative wireless semiconductor technologies provide more opportunities in the wireless C-Band and mmWave 5G market as the need for faster, more reliable data transmission becomes ever more apparent, whether it is for the data center, infrastructure, home entertainment or consumer electronics market.

S-4

On December 18, 2023, we completed the acquisition of EMI Solutions when we acquired all of the issued and outstanding common shares of EMI Solutions. EMI Solutions is a manufacturer of interconnect products, including electromagnetic interference filtering products for aerospace, military, defense, medical and medical applications. We believe the acquisition of EMI Solutions complements our existing product offerings, expanded our customer base and allows us to deliver solutions that address a wider variety of applications and markets.

On December 21, 2023, we consummated the merger pursuant to the business combination agreement, dated November 15, 2022 (as amended, supplemented or otherwise modified, the “Business Combination Agreement”), by and among Chavant Capital Acquisition Corp. (“Chavant”), CLAY Merger Sub II, Inc., a Delaware corporation and newly formed, wholly-owned direct subsidiary of Chavant (“Merger Sub”), and Mobix Labs, Inc. (“Legacy Mobix”), a Delaware corporation, pursuant to which, among other things, Merger Sub merged with and into Legacy Mobix, with Legacy Mobix surviving the merger as a wholly-owned direct subsidiary of Chavant (together with the other transactions related thereto, the “Merger”). In connection with the consummation of the Merger (the “Closing”), Chavant changed its name from “Chavant Capital Acquisition Corp.” to “Mobix Labs, Inc.” (the “Company”) and Legacy Mobix changed its name from “Mobix Labs, Inc.” to “Mobix Labs Operations, Inc.”

On May 21, 2024, we completed the acquisition of RaGE Systems. RaGE Systems designs, develops and manufactures wireless systems solutions, including products for 5G communications, mmWave imaging, and software defined radio targeting the commercial, industrial, and defense and aerospace sectors. We believe the acquisition of RaGE Systems expands our expertise in wireless communications and will allow us to deliver solutions that address a wider variety of applications and markets.

Our principal executive offices are located at 15420 Laguna Canyon Rd Suite 100, Irvine, CA 92618, and our telephone number at that location is (949) 808-8888. Our website address is https://www.mobixlabs.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	reduced obligations with respect to financial data, including presenting only two years of audited financial statements and only two years of selected financial data;
●	an exception from compliance with the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;
●	reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements; and
●	exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements.

We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; the date we qualify as a “large accelerated filer”; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our first sale of common equity securities pursuant to a U.S. registration.

The JOBS Act also permits us, as an emerging growth company, to take advantage of an extended transition period to comply with the new or revised accounting standards applicable to public companies and thereby allow us to delay the adoption of those standards until those standards would apply to private companies. We have irrevocably elected to avail ourselves of this exemption and therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure.

S-5

THE OFFERING

Issuer	Mobix Labs, Inc.

Class A Common Stock outstanding	37,682,123 shares (as of April 1, 2025).

Class B Common Stock outstanding	2,004,901 shares (as of April 1, 2025).

Class A Common Stock offered by us	3,850,000 shares of our Class A Common Stock.

Offering price per share of Class A Common Stock and per Pre-Funded Warrant	$0.8202 per share and $0.8201 per Pre-Funded Warrant.

Pre-Funded Warrants offered by us	Pre-Funded Warrants to purchase up to 1,026,860 shares of Class A Common Stock. Each Pre-Funded Warrant will be exercisable for one share of our Class A Common Stock. The purchase price of each Pre-Funded Warrant equals the price per share at which the shares of Class A Common Stock are being sold in this offering, minus $0.0001, the exercise price per share of each Pre-Funded Warrant. This prospectus supplement also relates to the shares of Class A Common Stock issuable upon exercise of any Pre-Funded Warrants sold in this offering. The exercise price and number of shares of Class A Common Stock issuable upon exercise will be subject to certain further adjustments as described herein.

Concurrent Private Placement of Private Common Warrants	In a concurrent Private Placement, we are selling to the investor in this offering Private Common Warrants to purchase up to 4,876,860 shares of our Class A Common Stock at an exercise price of $0.8202 per share. We will receive proceeds from the Private Common Warrants solely to the extent such warrants are exercised for cash. The Private Common Warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and, along with the Private Common Warrant Shares, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the Private Common Warrants and the Private Common Warrant Shares underlying the Private Common Warrants may not be offered or sold in the U.S. except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. See the section of this prospectus supplement titled “Concurrent Private Placement”.

Class A Common Stock to be outstanding after this offering	42,558,983 shares assuming all of the Pre-Funded Warrants issued in this offering are exercised and no exercise of any Private Common Warrants issued in the concurrent Private Placement.

Use of Proceeds	We intend to use the net proceeds for working capital purposes. Please see “Use of Proceeds” on page S-9.

Nasdaq ticker symbols	“MOBX” and “MOBXW” for the Class A Common Stock and Public Warrants, respectively. We do not intend to apply for listing of the Pre-Funded Warrants on Nasdaq or any other securities exchange or nationally recognized trading system.

The number of shares of Class A Common Stock to be outstanding after the offering is based on 37,682,123 shares of Class A Common Stock as of April 1, 2025 and excludes the following, in each case as of April 1, 2025, except as otherwise noted:

●	2,004,901 shares of Class A Common Stock issuable upon conversion of the Class B common stock, par value $0.00001 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “common stock”);
●	2,624,804 shares of Class A Common Stock issuable upon the exercise of outstanding options under the Legacy Mobix equity plans that were assumed in the Merger;
●	5,864,660 shares of Class A Common Stock issuable upon settlement of restricted stock units;
●	7,851,764 shares of Class A Common Stock reserved for future issuance under the 2023 Equity Incentive Plan and 687,055 shares of Class A Common Stock reserved for future issuance under the 2023 Employee Stock Purchase Plan;
●	16,378,780 shares of Class A Common Stock issuable upon exercise of outstanding warrants at exercise prices ranging from $0.01 to $5.79; and
●	3,500,000 shares of Class A Common Stock issuable as earnout shares to certain Legacy Mobix stockholders and option holders based on the achievement of trading price targets during the seven-year earnout period.

S-6

RISK FACTORS

An investment in our securities involves risks and uncertainties. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K for the year ended September 30, 2024, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in this prospectus supplement and any additional applicable prospectus supplement before making an investment decision. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially adversely affected. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment.

Risks Relating to this Offering

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for our company.

You will experience immediate and substantial dilution in the net tangible book value per share of the Class A Common Stock you purchase.

Since the price per share of our Class A Common Stock and Pre-Funded Warrants being offered is higher than the net tangible book value per share of our Class A Common Stock outstanding prior to this offering, you will suffer immediate and substantial dilution in the net tangible book value of the shares of Class A Common Stock you purchase in this offering or the shares of Class A Common Stock underlying the Pre-Funded Warrants you purchase in this offering. Based on an offering price of $0.8202 per share of Class A Common Stock and $0.8201 per Pre-Funded Warrant, if you purchase shares of Class A Common Stock or Pre-Funded Warrants in this offering, you will suffer immediate and substantial dilution of $1.56 per share with respect to the net tangible book value of the common stock, representing the difference between our as adjusted pro forma net tangible book value per share as of December 31, 2024 after giving effect to this offering and the offering price. See “Dilution” for a more detailed description of the dilution you will incur if you invest in this offering.

There is no public market for the Pre-Funded Warrants being offered by us in this offering.

There is no established public trading market for the Pre-Funded Warrants being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any securities exchange or recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

Holders of the Pre-Funded Warrants will have no rights as common stockholders until they acquire our Class A Common Stock.

Until you acquire shares of our Class A Common Stock upon exercise of the Pre-Funded Warrants, you will have no rights with respect to our Class A Common Stock issuable upon exercise of the Pre-Funded Warrants, including the right to receive dividend payments, vote or respond to tender offers. Upon exercise of your Pre-Funded Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

S-7

The exercisability of the Private Common Warrants is contingent upon us obtaining Stockholder Approval. If we do not obtain such Stockholder Approval, the Private Common Warrants may never become exercisable.

The Private Common Warrants are not immediately exercisable, as their exercisability is contingent upon us obtaining Stockholder Approval. The Private Common Warrants will become exercisable on the Stockholder Approval Date. The Private Common Warrants will expire on the date that is the 5th-year anniversary of the Stockholder Approval Date. In the event that we cannot obtain Stockholder Approval, the Private Common Warrants may never become exercisable. In no event will we be required to net cash settle any Private Common Warrants.

A large number of shares of Class A Common Stock stock issued in the concurrent Private Placement offering may be sold in the market following this offering, which may depress the market price of our Class A Common Stock.

A large number of shares of Class A Common Stock issued in this offering may be sold in the public market following this offering, which may depress the market price of our Class A Common Stock. If there are more shares of Class A Common Stock offered for sale than buyers are willing to purchase, then the market price of our Class A Common Stock may decline to a market price at which buyers are willing to purchase the offered shares of Class A Common Stock and sellers remain willing to sell the shares of Class A Common Stock. The Class A Common Stock issued in the offering will be freely tradable without restriction or further registration under the Securities Act.

The Warrants are speculative in nature.

The Warrants offered hereby (including in the concurrent Private Placement) do not confer any rights of Class A Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Class A Common Stock at a fixed price. Specifically, only following receipt of the Stockholder Approval, holders of the Private Common Warrants may acquire the shares of Class A Common Stock issuable upon exercise of such Private Common Warrants at an exercise price of $0.8202 per share of Class A Common Stock. If we are unable to obtain Stockholder Approval, the Private Common Warrants will not be exercisable and therefore would have no value. Moreover, following this offering, the market value of the Private Common Warrants is uncertain and there can be no assurance that the market value of the Private Common Warrants will equal or exceed their respective offering prices. There can be no assurance that the market price of the shares of Class A Common Stock will ever equal or exceed the exercise price of the Private Common Warrants, and consequently, whether it will ever be profitable for holders of Private Common Warrants to exercise the Private Common Warrants.

Holders of the Pre-Funded Warrants offered hereby and the Private Common Warrants pursuant to the concurrent Private Placement will have no rights as common stockholders with respect to the shares of our Class A Common Stock underlying the Warrants until such holders exercise their Warrants and acquire our Class A Common Stock, except as otherwise provided in the Warrants.

Until holders of the Warrants acquire shares of our Class A Common Stock upon exercise thereof, such holders will have no rights with respect to the shares of our Class A Common Stock underlying such Warrants, except to the extent that holders of such Warrants will have certain rights to participate in distributions or dividends paid on our Class A Common Stock as set forth in the Warrants. Upon exercise of the Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, in the future we expect to offer additional shares of our Class A Common Stock or other securities convertible into or exchangeable for our Class A Common Stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A Common Stock or other securities convertible into or exchangeable for our Class A Common Stock in future transactions may be higher or lower than the price per share in this offering. To the extent that outstanding options or warrants to purchase shares of Class A Common Stock are exercised, investors purchasing our Class A Common Stock in this offering may experience further dilution.

Sales of a significant number of shares of our Class A Common Stock in the public markets, or the perception that such sales could occur, could cause volatility in the market price of our Class A Common Stock.

Sales of a significant number of shares of our Class A Common Stock in the public markets, or the perception that such sales could occur, as a result of our utilization of our shelf registration statement or otherwise could cause volatility in the market price of our Class A Common Stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our Class A Common Stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our Class A Common Stock.

Because there are no current plans to pay cash dividends on our Class A Common Stock for the foreseeable future, you may not receive any return on investment unless you sell shares of our Class A Common Stock for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our Class A Common Stock unless you sell your shares of our Class A Common Stock for a price greater than that which you paid for it.

S-8

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of Class A Common Stock and Pre-Funded Warrants in this offering and the sale of the Private Common Warrants in the concurrent Private Placement will be approximately $3.2 million, with gross proceeds from the sale of the shares of Class A Common Stock and Pre-Funded Warrants in this offering and the sale of the Private Common Warrants in the concurrent Private Placement of approximately $4.0 million. Net proceeds are what we expect to receive after paying the placement agent’s fees and other expenses of this offering and the concurrent Private Placement. These estimates exclude the proceeds, if any, from the exercise of the Pre-Funded Warrants sold in this offering and the Private Common Warrants sold in the concurrent Private Placement.

As of the date of this prospectus supplement, we expect to use the net proceeds from the sale of the shares of Class A Common Stock and Pre-Funded Warrants in this offering for working capital purposes.

S-9

DILUTION

If you invest in our Class A Common Stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding.

As of December 31, 2024, we had a net tangible book value (deficit) of $(33.8) million, or $(0.92) per share of common stock. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding as of December 31, 2024.

After giving effect to the sale of shares of our Class A Common Stock in the aggregate amount of approximately $4.0 million in this offering at an offering price of $0.8202 per share, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value (deficit) as of December 31, 2024 would have been approximately $(30.7) million or $(0.74) per share of our common stock. This represents an immediate increase in net tangible book value of $0.18 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.56 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Offering price per share		$0.8202
Historical net tangible book value per share as of December 31, 2024	$(0.92)
Increase in net tangible per share attributable to this offering	$0.18
As adjusted net tangible book value per share as of December 31, 2024 after giving effect to this offering		$(0.74)
Dilution in net tangible book value per share to investors participating in this offering		$1.56

The above discussion and table are based on 34,652,774 shares of Class A Common Stock and 2,004,901 shares of our Class B Common Stock outstanding as of December 31, 2024 and excludes as of that date:

●	2,004,901 shares of Class A Common Stock issuable upon conversion of the Class B Common Stock;
●	2,689,792 shares of Class A Common Stock issuable upon the exercise of outstanding options under the Legacy Mobix equity plans that were assumed in the Merger;
●	5,647,935 shares of Class A Common Stock issuable upon settlement of restricted stock units;
●	132,247 shares of Class A Common Stock reserved for future issuance under the 2023 Equity Incentive Plan and 687,055 shares of Class A Common Stock reserved for future issuance under the 2023 Employee Stock Purchase Plan;
●	18,428,779 shares of Class A Common Stock issuable upon exercise of outstanding warrants at exercise prices ranging from $0.01 to $5.79; and
●	3,500,000 shares of Class A Common Stock issuable as earnout shares to certain Legacy Mobix stockholders and option holders based on the achievement of trading price targets during the seven-year earnout period.

To the extent that stock options or warrants are exercised, we issue new stock options under our equity incentive plan, or we issue additional shares of Class A Common Stock in the future, there will be further dilution to investors. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-10

CONCURRENT PRIVATE PLACEMENT

In a concurrent Private Placement, we are selling to the institutional investor in this offering the Private Common Warrants to purchase up to an aggregate of 4,876,869 shares of Class A Common Stock representing 100% of the shares of our Class A Common Stock and Pre-Funded Warrants sold in this offering. The Private Common Warrants shall become exercisable at an exercise price of $0.8202 per share, subject to certain adjustments, on the Stockholder Approval Date. The Private Common Warrants will expire on the date that is the 5th-year anniversary of the Stockholder Approval Date.

A holder of the Private Common Warrants will have the right to exercise the Private Common Warrants, as applicable, on a “cashless” basis if there is no effective registration statement registering the resale of the Private Common Warrant Shares. Subject to limited exceptions, a holder of Private Common Warrants will not have the right to exercise any portion of its Private Common Warrant Shares if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of our Class A Common Stock outstanding immediately after giving effect to such exercise, provided that the holder may increase or decrease the beneficial ownership limitation up to 9.99%. Any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to us.

Except as otherwise provided in the Private Common Warrants or by virtue of such holder’s ownership of shares of our Class A Common Stock, the holders of the Private Common Warrants do not have the rights or privileges of holders of our Class A Common Stock, including any voting rights, until they exercise their Private Common Warrants, as applicable.

With respect to the Private Placement, the Private Common Warrants and the Private Common Warrant Shares are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder, and are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Pursuant to the Securities Purchase Agreement and the Private Common Warrants, the investor may exercise each of the Private Common Warrants beginning on the Stockholder Approval Date and sell any Private Common Warrant Shares pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

In the event of any fundamental transaction, as described in the Private Common Warrants, and generally including any merger or consolidation with or into another entity, sale of all or substantially all of our assets, any purchase offer, tender offer or exchange offer, reclassification, reorganization or recapitalization of our shares of common stock, or any person or group becoming the beneficial owner of 50% or more of the outstanding shares of our common stock, then upon any subsequent exercise of a Private Common Warrant, as applicable, the holder will be entitled to receive the kind and amount of securities, cash or other property that the holder would have received had they exercised the Private Common Warrant immediately prior to the occurrence of such fundamental transaction. Additionally, in the event of a fundamental transaction, we or any successor entity will, at the option of the holder of a Private Common Warrant exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction (or, if later, the date of the public announcement thereof), purchase the Private Common Warrant from the holder by paying to the holder an amount of consideration equal to the value of the remaining unexercised portion of such Private Common Warrant on the date of consummation of the fundamental transaction based on the Black-Scholes option pricing model, determined pursuant to a formula set forth in the Private Common Warrants. The consideration paid to the holder will be the same type or form of consideration that was offered and paid to the holders of common stock in connection with the fundamental transaction; provided that if no such consideration was offered or paid, the holders of common stock will be deemed to have received common stock of the successor entity in such fundamental transaction for purposes of this provision of the Private Common Warrants.

There is no established public trading market for Private Common Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Private Common Warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.

S-11

PLAN OF DISTRIBUTION

We have engaged Roth to act as our exclusive placement agent pursuant to a placement agency agreement in connection with this offering, dated as of April 4, 2025. The placement agent is not purchasing or selling any of the securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities but has agreed to arrange for the sale of the securities offered by this prospectus supplement.

We entered into a separate securities purchase agreement directly with an institutional investor in connection with the securities being offered pursuant to this prospectus supplement and accompanying prospectus.

Delivery of the securities offered hereby is expected to occur on or about April 7, 2025, subject to satisfaction or waiver of customary closing conditions.

Placement Agent Fees, Commissions and Expenses

We have agreed to pay the placement agent a cash fee equal to 7% of the gross proceeds received from the sale of securities in the offering and the Private Placement and to issue Placement Agent Warrants to Roth or its designees to purchase up to 682,760 shares of Class A Common Stock (which represents 7.0% of the sum of the aggregate number of shares of Class A Common Stock, the Pre-Funded Warrant Shares and the Common Warrant Shares) at an exercise price of $0.8202. We have also agreed to reimburse the placement agent in connection with this offering for its out-of-pocket expenses incurred in connection with this offering in an amount equal to $75,000.

The following table shows the public offering price, placement agent fees and proceeds, before expenses, to us.

	Per Share	Per Pre-funded Warrant	Total
Offering price(1)	$0.8202	$0.8201	$3,999,898
Placement agent fees(2)	$0.05741	$0.05741	$279,993
Proceeds, before expenses, to us	$0.76279	$0.76279	$3,719,905

(1)	The purchase price of the Pre-Funded Warrants is $0.8201 per warrant, or $0.001 less than the per share purchase price of $0.8202.

(2)	We have agreed to pay the placement agent a fee of 7.0% of the aggregate gross proceeds in this offering and issue the Placement Agent Warrants to the placement agent. We have also agreed to reimburse the placement agent for certain of its offering-related expenses.

We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees and expenses, will be approximately $455,000.

Placement Agent Warrants

We have agreed to issue Placement Agent Warrants to Roth or its designees to purchase up to 682,760 shares of Class A Common Stock (which represents 7.0% of the sum of the aggregate number of shares of Class A Common Stock, the Pre-Funded Warrant Shares and the Common Warrant Shares) at an exercise price of $0.8202. Such Placement Agent Warrants will have substantially the same terms as the Private Common Warrants being sold and issued in the Private Placement, except that the Placement Agent Warrants will expire on the 5th-year anniversary of the commencement of sales in this offering. Neither the Placement Agent Warrants nor the shares of our Class A Common Stock issuable upon exercise thereof are being registered hereby.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain liabilities, including liabilities arising under the Securities Act, relating to or arising out of the placement agent’s activities under the engagement letter and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

In addition, we will indemnify the purchasers of shares of our common stock in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreement or related documents or (ii) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the securities purchase agreement or related documents and the transactions contemplated thereby, subject to certain exceptions.

Regulation M Compliance

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price and Warrant Exercise Price

The actual offering price of the securities we are offering, including the exercise price of the Private Common Warrants, were negotiated between us, the placement agent and the investor in the offering based on the trading of our shares of common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price of the Private Common Warrants, include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

The Securities Purchase Agreement is included as an exhibit to a Current Report on Form 8-K that we have filed with the SEC and that is incorporated by reference into the registration statement of which this prospectus supplement forms a part.

From time to time, Roth may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with Roth for any further services.

Lock-up Agreements

We have agreed, subject to limited exceptions, for a period of 60 days after the closing date of this offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date thereof or thereafter acquired without the prior written consent of the placement agent. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our Class A Common Stock or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price until August 29, 2025, subject to limited exceptions.

S-12

DESCRIPTION OF SECURITIES WE ARE OFFERING

Class A Common Stock

We are offering shares of our Class A Common Stock in this offering. As of April 1, 2025, there were 37,682,123 shares of Class A issued and outstanding. See “Descriptions of the Capital Stock” in the accompanying prospectus for more information regarding our shares of Class A Common Stock.

Pre-Funded Warrants

We are also offering Pre-Funded Warrants in this offering. The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrants, the form of which was filed as an exhibit to a Current Report on Form 8-K in connection with this offering and is incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Pre-Funded Warrants will be issued in certificated form only.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby has an initial exercise price per share equal to $0.0001. The Pre-Funded Warrants are immediately exercisable and will expire when exercised in full. The exercise price and number of shares of Class A Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Class A and the exercise price.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Class A Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). The holder (together with its affiliates) may not exercise any portion of such holder’s Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or at the election of the holder, 9.99%) of the outstanding shares of Class A Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of Class A Common Stock after exercising the holder’s Pre-Funded Warrant up to 9.99% of the number of shares of Class A Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant. No fractional shares of Class A Common Stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Class A Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Pre-Funded Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of Class A Common Stock, then upon any subsequent exercise of a Pre-Funded Warrant, the holder will have the right to receive as alternative consideration, for each share of Class A Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Class A Common Stock for which the Pre-Funded Warrant is exercisable immediately prior to such event.

S-13

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Exchange Listing

There is no established trading market for the Pre-Funded Warrants. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our Class A Common Stock, a holder of the Pre-Funded Warrants does not have the rights or privileges of holders of our Class A Common Stock, including any voting rights, until such Pre-Funded Warrants holder exercises his or her Pre-Funded Warrants.

EXPERTS

The financial statements of Mobix Labs, Inc. incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended September 30, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of EMI Solutions as of June 30, 2023 and June 30, 2022 and for the years then ended incorporated herein by reference to Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-281492) have been so included in reliance on the report of Macias Gini & O’Connell LLP, an independent public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Greenberg Traurig, P.A. Ellenoff Grossman & Schole LLP, New York, New York, is counsel for Roth in connection with this offering.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. The information contained on the SEC website is expressly not incorporated by reference into this prospectus supplement.

We also make these filings available, free of charge, on or through our investor website at https://www.investors.mobixlabs.com as soon as reasonably practicable after we electronically file such material with the SEC. Please note, however, that the information on our website is not a part of this prospectus supplement or the accompanying prospectus, other than the documents listed below under the heading “Information Incorporated By Reference.”

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities we are offering by this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to us and our securities. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the registration statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the SEC, as described above.

S-14

INFORMATION INCORPORATED BY REFERENCE

We are “incorporating by reference” into this prospectus supplement and the accompanying prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information.

We incorporate by reference the following documents filed by us with the SEC, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and prior to the termination of the offering (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto).

SEC Filing	Period Covered or Date of Filing

Annual Report on Form 10-K	Year Ended September 30, 2024.

Quarterly Reports on Form 10-Q	Quarter ended December 31, 2024.

Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-281492)	August 26, 2024 (with respect to the EMI Solutions, Inc. Audited Financial Statements, Years Ended June 30, 2023 and 2022 and EMI Solutions, Inc. Unaudited Condensed Financial Statements, Three Months Ended September 30, 2023 and 2022 only).

Current Reports on Form 8-K, to the extent information therein is filed and not furnished	November 22, 2024; November 29, 2024; January 6, 2025; January 17, 2025; March 7, 2025 and April 7, 2025.

Description of common stock	Form 8-A filed on July 15, 2021 pursuant to Section 12(b) of the Exchange Act, including any amendment or reports filed thereafter for the purpose of updating such description, including Exhibit 4.9 to the Registrant’s Annual Report on Form 10-K for the year ended September 30, 2024.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will furnish without charge to each person, including any beneficial owner, to whom a registration statement is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or calling us at the following address or phone number:

Mobix Labs, Inc.

15420 Laguna Canyon Road, Suite 100

Irvine, CA 92618

(949) 808-8888

Attention: Chief Financial Officer

Exhibits to a document will not be provided unless they are specifically incorporated by reference in that document.

We maintain an internet website at www.mobixlabs.com, which contains information relating to us and our business. We do not incorporate the information on our internet website by reference.

You should rely only on the information contained in and incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of the respective document. Our business, financial condition, results of operations and prospects may have changed since that date.

S-15

PROSPECTUS

$75,000,000

MOBIX LABS, INC.

Common Stock, Preferred Stock, Debt Securities

Warrants, Subscription Rights, Stock Purchase Contracts

Stock Purchase Units

We may offer and sell, at any time and from time to time, in one or more offerings, up to a total dollar amount of $ 75,000,000, our common stock, preferred stock, debt securities, warrants, subscription rights, stock purchase contracts and stock purchase units. When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless noted otherwise.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents or directly to purchasers. The applicable prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering, including any required information about the firms we use and the discounts or commissions we may pay them for their services. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 23 of this prospectus.

If any securities are to be listed or quoted on a securities exchange or quotation system, our prospectus supplement will say so. Our Class A Common Stock is listed on the Nasdaq Stock Market LLC (“Nasdaq”) and our public warrants (the “Public Warrants”) are listed on Nasdaq under the symbols “MOBX” and “MOBXW,” respectively. The last reported sale price of our Class A Common Stock on Nasdaq on January 15, 2025 was $1.10 per share. The aggregate market value of our outstanding Class A Common Stock and Class B Common Stock (together, our “Common Stock”) held by non-affiliates was approximately $68,551,957, based on 36,917,675 shares of Common Stock outstanding, of which 31,590,764 were held by non-affiliates and a per share closing price of $2.17, the closing price of our Class A Common Stock on December 18, 2024 as reported on Nasdaq.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to the Registration Statement of which this prospectus forms a part at a value of more than one-third of the aggregate market value of our shares of Class A Common Stock held by non-affiliates in any 12 calendar month period, so long as the aggregate market value of our shares of Common Stock held by non-affiliates is less than $75,000,000. In the event that subsequent to the effective date of the Registration Statement of which this prospectus forms a part, the aggregate market value of our outstanding shares of Common Stock held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to additional sales made pursuant to this Registration Statement. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus. We will state on the cover of each prospectus supplement the amount of our outstanding shares of Common Stock held by non-affiliates, the amount of securities being offered and the amount of securities sold during the prior 12 calendar month period that ends on, and includes, the date of the prospectus supplement.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission (the “SEC”), in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the SEC. See the section entitled “Risk Factors” on page 3 of this prospectus, in our other filings with the SEC and in the applicable prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 24, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we have filed with the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus up to a total dollar amount of $ 75,000,000.

This prospectus provides you with only a general description of the securities we may offer. It is not meant to be a complete description of any security. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. We and any underwriter or agent that we may from time to time retain may also provide other information relating to an offering, which we refer to as “other offering material.” The prospectus supplement as well as the other offering material may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. You should read this prospectus, any prospectus supplement, and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with additional information described in the section entitled “Where You Can Find More Information”. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

Unless otherwise indicated or the context otherwise requires, all references to “Mobix,” “Company,” “Registrant,” “we,” “our,” “ours” and “us” refer to Mobix Labs, Inc. and its subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

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ABOUT MOBIX LABS, INC.

Based in Irvine, California, we design, develop and sell components and systems for advanced wireless and wired connectivity, radio frequency (“RF”), switching and electromagnetic interference (“EMI”) filtering technologies. Our solutions are used in the consumer commercial, industrial, automotive, medical, aerospace, defense and other markets. To enhance our product portfolio, we also intend to pursue acquisitions of companies with existing revenue which can be scaled, and which possess technologies that accelerate the speed, accessibility, and efficiency of disruptive or more efficient communications solutions, and which will also allow us to expand into strategically aligned industries. Our wireless systems solutions include products for advanced RF and millimeter wave (“mmWave”) 5G communications, mmWave imaging, software defined radio and custom RF integrated circuits (“ICs”) targeting the commercial, industrial, and defense and aerospace sectors. Our interconnect products, including EMI filter inserts and filtered and non-filtered connectors, are designed for and are currently used in aerospace, military, defense and medical applications. Our True Xero active optical cables (“AOCs”) are designed to meet customer needs for high-quality active optical cable solutions at an affordable price. These innovative technologies are designed for large and rapidly growing markets where there is increasing demand for higher performance communication and filtering systems which utilize an expanding mix of both wireless and connectivity technologies.

We were founded with the goal of simplifying the development and maximizing the performance of wireless mmWave 5G products by designing and developing high performance, cost-effective, and ultra-compact semiconductor components and solutions used for signal processing applications in wireless products. Since our inception, our corporate strategy has evolved to encompass the pursuit of acquisitions in diverse industry sectors, including aerospace, military, defense, medical and high reliability (“HiRel”) technology, as part of our commitment to enhancing communication services. We have developed and/or acquired an extensive intellectual property (“IP”) portfolio comprised of patents and trade secrets that are critical to commercializing our communication products and communications technologies. In leveraging our proprietary technology, we aim to scale the growth of revenue for our products by serving large and rapidly growing markets where we believe there are increasing demands for higher performance communication technologies, including both wireless and wired connectivity systems. We are actively pursuing customer engagements with manufacturers of wireless communications, aerospace, military, defense, medical and HiRel products.

In 2021, we completed the acquisition of substantially all of the assets including intellectual property of Cosemi Technologies, Inc. (“Cosemi”), an Irvine, California-based global supplier of high-speed connectivity solutions. The acquired products and IP included a broad range of AOCs and optical engines that deliver optimal connectivity to a wide range of applications, including home entertainment, gaming, augmented reality and virtual reality, video conferencing, medical, mobile devices and monitors and built the foundation for our current connectivity business. We believe the patented cable technology and AOC optical chip solutions from Cosemi along with our innovative wireless semiconductor technologies provide more opportunities in the wireless C-Band and mmWave 5G market as the need for faster, more reliable data transmission becomes ever more apparent, whether it is for the data center, infrastructure, home entertainment or consumer electronics market.

On December 18, 2023, we completed the acquisition of EMI Solutions, Inc. (“EMI Solutions”) when we acquired all of the issued and outstanding common shares of EMI Solutions. EMI Solutions is a manufacturer of interconnect products, including electromagnetic interference filtering products for aerospace, military, defense, medical and medical applications. We believe the acquisition of EMI Solutions complements our existing product offerings, expanded our customer base and allows us to deliver solutions that address a wider variety of applications and markets.

On December 21, 2023, we consummated the merger pursuant to the business combination agreement, dated November 15, 2022 (as amended, supplemented or otherwise modified, the “Business Combination Agreement”), by and among Chavant Capital Acquisition Corp. (“Chavant”), CLAY Merger Sub II, Inc., a Delaware corporation and newly formed, wholly-owned direct subsidiary of Chavant (“Merger Sub”), and Mobix Labs, Inc. (“Legacy Mobix”), a Delaware corporation, pursuant to which, among other things, Merger Sub merged with and into Legacy Mobix, with Legacy Mobix surviving the merger as a wholly-owned direct subsidiary of Chavant (together with the other transactions related thereto, the “Merger”). In connection with the consummation of the Merger (the “Closing”), Chavant changed its name from “Chavant Capital Acquisition Corp.” to “Mobix Labs, Inc.” (the “Company”) and Legacy Mobix changed its name from “Mobix Labs, Inc.” to “Mobix Labs Operations, Inc.”

On May 21, 2024, we completed the acquisition of RaGE Systems, Inc. (“RaGE Systems”). RaGE Systems designs, develops and manufactures wireless systems solutions, including products for 5G communications, mmWave imaging, and software defined radio targeting the commercial, industrial, and defense and aerospace sectors. We believe the acquisition of RaGE Systems expands our expertise in wireless communications and will allow us to deliver solutions that address a wider variety of applications and markets.

Our principal executive offices are located at 15420 Laguna Canyon Rd Suite 100, Irvine, CA 92618, and our telephone number at that location is (949) 808-8888. Our website address is https://www.mobixlabs.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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RISK FACTORS

An investment in our securities involves risks and uncertainties. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K for the year ended September 30, 2024, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before making an investment decision. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially adversely affected. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and the documents we incorporate by reference into this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding our and our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus and the documents we incorporate by reference into this prospectus may include, for example, statements about:

●	our financial and business performance;

●	our ability to identify possible acquisition targets, as well as any impact on our business and results of operations;

●	our expectations regarding the growth of the markets in which we operate;

●	changes in our strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans;

●	our intent to commit significant resources to technology and product innovation and development;

●	our belief that AOCs offer advantages, as well as our ability to compete in the market;

●	our expectation regarding our ability to continue as a going concern and ability to obtain sufficient liquidity to meet our operating needs and satisfy our obligations;

●	the impact of the acquisitions of EMI Solutions and RaGE Systems, Inc., and any impact on our business and results of operation;

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●	the implementation, market acceptance and success of our products and technology in the wireless and connectivity markets and in potential new categories for expansion;

●	the demand for our products and the drivers of that demand, including our expectations regarding our ability to develop new communication solutions for both domestic and international markets;

●	our opportunities and strategies for growth;

●	competition in our industry, the advantages of our products and technology over competing products and technology existing in the market, and competitive factors including with respect to technological capabilities, cost and scalability;

●	our ability to scale in a cost-effective manner and maintain and expand our manufacturing and supply chain relationships;

●	our expectation that we will incur substantial expenses and continuing losses for the foreseeable future;

●	our expectations regarding reliance on a limited number of customers and efforts to diversify our customer base;

●	our expectations regarding the timing of obtaining stockholder approval for certain issuances;

●	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	general economic and socio-political conditions and their impact on demand for our technology and on the supply chain on which we rely;

●	future capital requirements and sources and uses of cash; and

●	the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we undertake no obligations to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the inability to maintain our listing of securities on Nasdaq;

●	the inability to meet future capital requirements and risks related to our ability to raise additional capital;

●	the risk that we are unable to successfully commercialize our products and solutions, or experience significant delays in doing so;

●	the risk that we may not be able to generate income from operations in the foreseeable future;

●	the risks concerning our ability to continue as a going concern;

●	the risk that we experience difficulties in managing our growth and expanding operations;

●	the risk that we may not be able to consummate planned strategic acquisitions, or fully realize anticipated benefits from past or future acquisitions or investments;

●	the risk that litigation may be commenced against us;

●	the risk that our patent applications may not be approved or may take longer than expected, and we may incur substantial costs in enforcing and protecting our intellectual property;

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●	our reliance on a limited number of customers and retaining those customers;

●	the risk that the price of our securities may be volatile due to a variety of factors, including changes in the highly competitive industries in which we operate, variations in performance across competitors, changes in laws, regulations, technologies, the global supply chain, and macro-economic and social environments affecting our business and changes in the combined capital structure; and

●	factors described under the heading “Risk Factors” below.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by geopolitical tensions, including further escalation of war between Russia and Ukraine, further escalation in the conflict between the State of Israel and Hamas, as well as further escalation of tensions between the State of Israel and various countries in the Middle East and North Africa, and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the applicable prospectus supplement will be used for working capital and other general corporate purposes. We will have significant discretion in the use of any net proceeds.

General corporate purposes may include, but are not limited to:

●	the repayment or refinancing of debt;

●	capital expenditures; or

●	the financing of possible acquisitions or business expansion.

The net proceeds from the sale of securities may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose. When particular securities are offered, we will describe in the applicable prospectus supplement our intended use for the net proceeds received from the sale of such securities.

We are a party to a non-binding letter of intent to acquire Spacecraft Components Corp., a Nevada-based leader in high precision, mission-critical components for aerospace, defense, and commercial applications. This proposed acquisition is in an early stage of diligence and negotiation, and there can be no assurance that the acquisition will be completed.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock and of certain provisions of Delaware law are subject to and qualified in their entirety by reference to our Certificate of Incorporation (the “Charter”) and our By-laws (the “By-laws”). Copies of the Charter and the By-laws have been filed with the SEC and are filed as exhibits to the registration statement of which this prospectus forms a part.

General

Our Charter authorizes three hundred million (300,000,000) shares, consisting of three (3) classes: (i) two-hundred and eighty-five million (285,000,000) shares of Class A Common Stock, $0.00001 par value per share, (ii) five million (5,000,000) shares of Class B Common Stock, $0.00001 par value per share, and together with our Class A Common Stock, the “Common Stock,” and (iii) ten million (10,000,000) shares of Preferred Stock, $0.00001 par value per share.

As of January 6, 2025, there were 34,912,774 shares of Class A Common Stock outstanding, 2,004,901 shares of Class B Common Stock outstanding and no shares of Preferred Stock outstanding.

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Common Stock

Voting. Holders of Class A Common Stock and holders of Class B Common Stock vote together as a single class on all matters submitted to a vote of the stockholders except as otherwise required by applicable law or the rules or regulations of any stock exchange applicable to us or by or pursuant to the Charter. Holders of Class A Common Stock are entitled to one (1) vote for each share of Class A Common Stock held of record by such holder on all matters to be voted on by stockholders except as otherwise required by applicable law or the rules or regulations of any stock exchange applicable to us or by or pursuant to the Charter. Holders of Class B Common Stock are entitled to ten (10) votes for each share of Class B Common Stock held of record by such holder on all matters to be voted on by stockholders except as otherwise required by applicable law or the rules or regulations of any stock exchange applicable to us or by or pursuant to the Charter.

Dividends and Distribution Rights. Subject to applicable law and the rights, if any, of any holders of any outstanding series of Preferred Stock, holders of Common Stock are entitled to receive dividends or distributions when, as and if declared by the board of directors (the “Board”) in its discretion, payable either in cash, in property or in shares of capital stock. Generally, the holders of Common Stock share in such dividends or distributions ratably in proportion to the number of shares held by them; except that if a dividend or distribution is proposed to be declared and paid or set apart for payment to the holders of Class A Common Stock in shares of Class A Common Stock or rights to acquire shares of Class A Common Stock or to the holders of Class B Common Stock shares of Class B Common Stock or rights to acquire Class B Common Stock, a dividend or distribution of an equal number of shares of Class B Common Stock or rights to acquires Class B Common Stock shall be declared and paid or set apart for payment to the holders of Class B Common Stock or a dividend or distribution of an equal number of shares of Class A Common Stock or rights to acquire shares of Class A Common Stock shall be declared and paid or set apart for payment to the holders of Class A Common Stock, respectively.

Liquidation, Dissolution or Winding Up. Subject to applicable law and the rights, if any, of any holders of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up, the holders of outstanding shares of Common Stock are entitled to receive pro rata our remaining assets available for distribution, ratably in proportion to the number of shares of Common Stock held by them.

Conversion. Each outstanding share of Class B Common Stock may, at the option of the holder thereof at any time upon written notice to us, be converted into one (1) fully-paid and non-assessable share of Class A Common Stock. Each outstanding share of Class B Common Stock will be automatically, without further action by the holder thereof, converted into one (1) fully-paid and non-assessable share of Class A Common Stock upon the transfer of such share of Class B Common Stock other than to a “permitted transferee” or (b) at 5:00 p.m. New York City time on the first trading day (on the primary stock exchange on which our shares are then listed) after the seventh anniversary date of the Closing. “Permitted Transferees” for this purpose means (1) the other holders of Class B Common Stock immediately following the Closing, (2) their immediate family members, (3) entities controlled directly or indirectly by them or their immediate family members, and (4) individual retirement accounts for their exclusive benefit or the benefit of their immediate family members or any trust forming part of the a stock bonus, pension or profit-sharing plan for the exclusive benefit of the employer’s employees or their beneficiaries under Section 401 of the Code in which they or their immediate family members are participants, subject to them or their immediate family members having sole decision making authority as to the Class B Common Stock in such account or trust, including as to the voting of such Class B Common Stock.

Preemptive or Other Rights. Holders of Common Stock will not be entitled to preemptive rights, and Common Stock is not subject to redemption or sinking fund provisions.

Election of Directors. The Charter and the Bylaws provide, except for those directors, if any, elected by the holders of any series of Preferred Stock then outstanding pursuant to the Charter, establish a classified board of directors that is divided into three (3) classes designated as Class I, Class II and Class III, as nearly equal in number as possible, with staggered three-year terms and with each class containing (for so long as there are three Class B Directors then in office) not more than one Class B Director. Only the directors in one class are elected at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. For so long as any shares of Class B Common Stock remain outstanding, the holders of a majority of the voting power of the shares of Class B Common Stock then outstanding voting as a separate class are entitled to (i) elect three Class B Directors, (ii) remove from office any Class B Director, and (iii) fill any vacancy caused by the death, resignation, disqualification, removal or other cause of any Class B Director. Stockholders will not have the ability to cumulate votes for the election of directors. The Bylaws provide that, other than with respect to Class B Directors or the directors elected by any series of Preferred Stock then outstanding pursuant to the Charter, at all meetings of stockholders held for the election of directors at which a quorum is present, a majority of the votes cast will be sufficient to elect directors; provided, however, that where one or more stockholders have (a) nominated one or more individuals to the Board in compliance with the Bylaws, and such nominees for election exceeds the number of open seats, and (b) not withdrawn such nomination on or prior to the tenth (10th) day preceding the date on which we first give notice to stockholders of such meeting of stockholders for the election of directors, a plurality of the votes cast will be sufficient to elect.

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Preferred Stock

The Charter expressly authorizes the Board to provide for one or more series of Preferred Stock and pursuant to which the Board is authorized to establish the number of shares to be included in each such series, to fix the designation, powers (including voting powers), preferences and relative, participating, optional or other rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series, in each case without further vote or action by the stockholders. The Charter provides that the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock entitled to vote, without the separate vote of the holders of outstanding shares of Preferred Stock voting as a single class. The Charter provides that except as may otherwise be provided by applicable law or the rules or regulations of any stock exchange applicable to us or by or pursuant to the provisions of the Charter, no holder of any series of Preferred Stock is entitled to any voting powers. The Board is able to, without stockholder approval, create and issue series of Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Board to issue Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. As of the date of this prospectus, there is no Preferred Stock outstanding.

The particular terms of any series of preferred stock that we offer under this prospectus will be described in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:

●	the title and liquidation preference per share of the preferred stock and the number of shares offered;

●	the purchase price of the preferred stock;

●	the dividend rate (or method of calculation), the dates on which dividends will be payable, whether dividends shall be cumulative and, if so, the date from which dividends will begin to accumulate;

●	any redemption or sinking fund provisions of the preferred stock;

●	any conversion, redemption or exchange provisions of the preferred stock;

●	the voting rights, if any, of the preferred stock; and

●	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

You should refer to the certificate of designations establishing a particular series of preferred stock which will be filed with the Secretary of State of the State of Delaware and the SEC in connection with any offering of preferred stock.

Each prospectus supplement relating to a series of preferred stock may describe certain U.S. federal income tax considerations applicable to the purchase, holding and disposition of such series of preferred stock.

Warrants

As of January 6, 2025, there were 6,000,000 Public Warrants and 3,000,000 Private Placement Warrants outstanding.

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Public Warrants

Each whole Public Warrant entitles the registered holder to purchase one (1) share of Class A Common Stock at a price of $5.79 per share, subject to adjustment as discussed below, at any time commencing January 20, 2024, provided that a registration statement under the Securities Act covering shares of Class A Common Stock issuable upon exercise of the Public Warrants is then effective and a current prospectus relating thereto is available (or holders are permitted to exercise their Public Warrants on a cashless basis under the circumstances specified in the Warrant Agreement (defined below)) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. The Public Warrants will expire on December 21, 2028, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to us satisfying its obligations described below with respect to registration. No Public Warrant will be exercisable, and we will not be obligated to issue shares of Class A Common Stock upon exercise of a Public Warrant unless the shares of Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless, in which case the purchaser of a unit offered as part of Chavant’s initial public offering (“Unit”) containing such Public Warrants will have paid the full purchase price for the Unit solely for the shares of Class A Common Stock underlying such Unit. In no event will we be required to net cash settle any Public Warrant.

We registered the shares of Class A Common Stock issuable upon exercise of the Public Warrants in the registration statement relating to the Merger. However, because the Public Warrants will be exercisable until their expiration date of December 21, 2028, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of an initial business combination, we will use our best efforts to file with the SEC a registration statement registering, under the Securities Act, the issuance of the shares of Class A Common Stock issuable upon exercise of the Public Warrants, and the registration statement of which this prospectus is a part is intended to satisfy this requirement. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the Warrant Agreement. If any such registration statement has not been declared effective by the 60th business day following the closing of the Merger, holders of the Public Warrants will have the right, during the period beginning on the 61st business day after the Closing and ending upon such registration statement being declared effective by the SEC, and during any other period when we fail to have maintained an effective registration statement covering the shares of Class A Common Stock issuable upon exercise of the Public Warrants, to exercise such warrants on a “cashless basis,” by exchanging the Public Warrants (in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) or another exemption). Notwithstanding the above, if the shares of Class A Common Stock are at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act (or any successor rule), we may, at our option, require holders of Public Warrants who exercise their Public Warrants to exercise such Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) and (i) in the event we so elect, we will not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the Public Warrants or (ii) if we do not so elect, we agree to use our best efforts to register or qualify for sale the shares of Class A Common Stock issuable upon exercise of the Public Warrants under the applicable blue sky laws of the state of residence of the exercising Public Warrant holder to the extent an exemption is not available.

Redemption of Public Warrants for Cash

We may redeem the Public Warrants in whole and not in part;

●	at a price of $0.01 per warrant;

●	at any time after the Public Warrants become exercisable;

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●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

●	if, and only if, the reported last sale price of the shares of Class A Common Stock equals or exceeds $9.06 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like and for certain issuances of shares of Class A Common Stock and equity-linked securities for capital raising purposes in connection with the closing of our initial business combination), for any 20 trading days within a 30-day trading period commencing after the Public Warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the shares of Class A Common Stock underlying such Public Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption, except if the Public Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.

We have established the penultimate item of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each Public Warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising warrant holder to pay the exercise price for each Public Warrant being exercised. However, the price of the Ordinary Share may fall below the $9.06 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant as described under the heading “- Anti-dilution Adjustments” below) as well as the $9.06 (for whole shares) warrant exercise price after the redemption notice is issued. As of the date of this prospectus, the trading price of the shares of Class A Common Stock on Nasdaq has not achieved the $9.06 threshold that would allow us to redeem the Public Warrants.

Redemption Procedures and Cashless Exercise

If we call the Public Warrants for redemption as described above, the Board will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis,” by surrendering the Public Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below), over the exercise price of the warrants by (y) the fair market value. “Fair market value” means the average reported closing price of the shares of Class A Common Stock as reported during the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Public Warrants. If our Board takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Public Warrants. If we call the Public Warrants for redemption and our Board does not take advantage of this option, the members of Chavant Capital Partners LLC (the “Sponsor”) and their permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their Public Warrants on a cashless basis, as described in more detail below.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

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Anti-Dilution Adjustments

If the number of outstanding shares of Class A Common Stock is increased by a share capitalization payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of the shares of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our share capital into which the warrants are convertible), other than (a) as described above, (b) any cash dividend or cash distribution which, when combined on a per share basis with the per share amounts of all other cash dividends and cash distributions paid on the shares of Class A Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Class A Common Stock issuable on exercise of each Public Warrant), but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share (c) to satisfy the redemption rights of the holders of the shares of Class A Common Stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of the shares of Class A Common Stock in connection with a shareholder vote to amend the current amended and restated memorandum and articles of association of Chavant (the “Existing Charter”) to modify the substance or timing of our obligation to redeem 100% of the Class A Common Stock if the Company does not complete the initial business combination within the period set forth in the Existing Charter or with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity or (e) in connection with the redemption of the ordinary shares sold as part of Chavant’s initial public offering (the “Public Shares”) upon our failure to complete an initial business combination, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value (as determined by our Board in good faith) of any securities or other assets paid on each Ordinary Share in respect of such event.

If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted (to the nearest cent) by multiplying such Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In addition, if (x) we issued additional shares of Class A Common Stock or equity-linked securities for capital raising purposes in connection with the Closing at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by our Board and, in the case of any such issuance to the Sponsor and the officers and directors of Chavant (collectively, the “Initial Shareholders”) or their affiliates, without taking into account any shares issued to the Sponsor prior to the consummation of the Chavant IPO (the “Founder Shares”) held by such shareholders or their affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represented more than 60% of the total equity proceeds, and interest thereon, available for funding the initial business combination on the date of Closing (net of redemptions), and (z) the volume weighted average trading price of the shares of Class A Common Stock during the ten (10) trading day period starting on the trading day prior to the Closing (such price, the “Market Value”) was below $9.20 per share, the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger described under “- Redemption of Warrants for Cash” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. As a result of the issuances of shares under agreements in connection with the Closing, we adjusted the exercise price of the Public Warrants from $11.50 to $5.79 per share and adjusted the redemption trigger price from $18.00 to $9.06 per share.

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In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of our assets or other property as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event.

Other Matters

The Public Warrants were issued in registered form under the warrant agreement dated July 19, 2021 between Continental Stock Transfer & Trust Company, as warrant agent, and the Company (the “Warrant Agreement”). You should review a copy of the Warrant Agreement, which is filed as an exhibit to the registration statement, for a complete description of the terms and conditions applicable to the Public Warrants. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or mistake, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then-outstanding Public Warrants, and, solely with respect to any amendment to the terms of the Private Placement Warrants, a majority of the then-outstanding Private Placement Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The Public Warrant holders do not have the rights or privileges of holders of shares of Class A Common Stock and any voting rights until they exercise their Public Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A Common Stock to be issued to the Public Warrant holder.

The Warrant Agreement provides that any dispute, controversy, or claim, whether in contract of tort, arising or relating to the Warrant Agreement or the enforcement, breach, termination, or validity thereof, shall be submitted to final and binding arbitration in Orange County, California before one neutral and impartial arbitrator, in accordance with the laws of the state of New York. As a result, warrant holders will not be able to pursue litigation in federal or state court against us and instead will be required to pursue such claims through a final and binding arbitration proceeding.

Private Placement Warrants

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and shares of Class A Common Stock issuable upon the exercise of the Private Placement Warrants were not transferable, assignable or salable until January 20, 2024, subject to certain limited exceptions. Additionally, the Private Placement Warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by such holders on the same basis as the Public Warrants. As of the date of this registration statement, the initial purchasers of the Private Placement Warrants (or their permitted transferees) continue to hold all of the Private Placement Warrants.

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Listing of Securities

Our Class A Common Stock is currently listed on The Nasdaq Global Market, under the symbol “MOBX” and the Public Warrants are currently listed on The Nasdaq Capital Market under the symbol “MOBXW”.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock and warrant agent for the Warrants is Continental Stock Transfer & Trust Company.

Anti-Takeover Effects of Provisions of the Charter, the Bylaws and the DGCL

Certain provisions of the Charter, the Bylaws, and the DGCL could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the Board. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of the Board to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in their best interest or in our best interests, including transactions that might result in a premium over the prevailing market price of Class A Common Stock.

Classified Board of Directors

The Charter and the Bylaws provide that, except for those directors, if any, elected by the holders of any series of Preferred Stock then outstanding pursuant to the Charter, the Board will be divided into three (3) classes of directors, designated as Class I, Class II and Class III, with the classes to be as nearly equal in number as possible, and with each class being elected to a staggered three-year term and with each class containing (for so long as there are three Class B Directors then in office) not more than one Class B Director. As a result, approximately one-third of the Board will be elected each year. The classification of directors will have the effect of making it more difficult and time-consuming for stockholders to change the composition of the Board. The holders of the Class B Common Stock, voting as a separate class, are entitled to elect up to three members of the Board at any given time.

Authorized but Unissued Shares

The authorized but unissued shares of Common Stock and, once created by the Board in accordance with the Charter, authorized but unissued shares of one or more series of Preferred Stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of Nasdaq. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and, once created by the Board in accordance with the Charter, authorized but unissued shares of one or more series of Preferred Stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Stockholder Action; Special Meetings of Stockholders

The Charter provides that, except as otherwise provided by or pursuant to the Charter (including, without limitation, as to the holders of Class B Common Stock, consenting separately as a single class), our stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. Any action to be taken at any meeting of the holders of shares of Class B Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, is signed by the holders of shares of Class B Common Stock then outstanding having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B Common Stock then outstanding were present and voted and is delivered to us in accordance with the DGCL.

Further, the Charter provides that solely the Chairperson of the Board, our Chief Executive Officer, President, or the Board acting pursuant to a resolution adopted by a majority of the whole board may call special meetings of stockholders, and that the Board will call a special meeting of stockholders upon the written request (made in accordance with the Charter and the Bylaws) of the holders of not less than ten percent of the voting power of our outstanding shares of capital stock generally entitled to vote on the nomination, question or business for which such special meeting is requested to be called. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders (other than business required by or pursuant to the Charter to be voted on by the holders of a class of our capital stock, separately as a single class, or by the holders of a series of Preferred Stock, separately as a single class), or to nominate candidates for election as directors at its annual meeting of stockholders, must provide timely notice. To be timely, a stockholder’s notice will need to be delivered to our Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting, provided, however, that in the event that no annual meeting was held during the preceding year or the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, to be timely, a stockholder’s notice must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the first day on which we publicly announced the date of such annual meeting. The Bylaws also specify certain requirements as to the form and content of a stockholders’ notice. These provisions may preclude our stockholders from bringing matters before its annual meeting of stockholders or from making nominations for directors at its annual meeting of stockholders.

Supermajority Requirements for the Amendment of the Charter and the Bylaws

The Bylaws provide that the Bylaws may be amended or repealed by the Board or by the affirmative vote of the holders of at least 66⅔% in voting power of the then outstanding shares of our capital stock entitled to vote, voting together as a single class. In addition, the Charter provides that the affirmative vote of the holders of at least 66⅔% of the voting power of the then outstanding shares of our capital stock generally entitled to vote, voting together as a single class, will be required to amend certain provisions of the Charter, including provisions relating to the classified board, the size of the board, removal of directors, special meetings of stockholders, actions by written consent, and exculpation of directors and officers.

Directors Removed Only for Cause

The Charter provides that, subject to the rights of the holders of any series of Preferred Stock provided by or pursuant to the Charter, no director may be removed from the Board except for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of our capital stock entitled to vote at an election of directors, voting together as a single class.

Board Vacancies

The Charter provides that, subject to applicable law and the rights, if any, of the holders of any class of our capital stock then outstanding to elect one or more directors or the holders of any series of Preferred Stock then outstanding to elect one or more preferred directors, newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the board of directors will be filled solely and exclusively by a majority of the directors then in office, even if less than a quorum, or by the sole remaining director. Any director so elected will hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor will be elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. No decrease in the number of directors will shorten the term of any incumbent director.

In addition, for so long as any shares of Class B Common Stock remain outstanding, only the holders of a majority of the voting power of the shares of Class B Common Stock then outstanding, voting or consenting as a single class, will be entitled to remove from office any Class B Director and fill any vacancy of any Class B Director.

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These provisions prevent a stockholder from increasing the size of the Board and then gaining control of the board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of the Board, but promotes continuity of directors.

Exclusive Forum Selection

The Charter provides, unless we consent in writing to the selection of an alternative forum and to the fullest extent permitted by law, that the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction, any state or federal court located within the State of Delaware) will be the sole and exclusive forum for: (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or employees to us or our stockholders, (c) any civil action to interpret, apply or enforce any provision of the DGCL, (d) any civil action to interpret, apply, enforce or determine the validity of the provisions of the Charter or the Bylaws or (e) any action asserting a claim governed by the internal affairs doctrine, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. However, such forum selection provisions will not apply to the resolution of any complaint asserting a cause of action arising under the Securities Act or any action asserting claims arising under the Exchange Act.

The Charter also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. As noted above, the Charter provides that the federal district courts of the United States will have exclusive jurisdiction over any action asserting a cause of action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce such provision. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Section 27 of the Exchange Act creates exclusive United States federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As noted above, the Charter provides that the choice of forum provision does not apply to any action asserting claims arising under the Exchange Act. Accordingly, actions by our stockholders asserting claims arising under the Exchange Act or the rules and regulations thereunder must be brought in United States federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring any interest in our shares of capital stock will be deemed to have notice of and consented to the forum selection provisions in the Charter.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provisions contained in the Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.

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Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a Delaware corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner as summarized below. A “business combination” includes, among other things, certain mergers, asset or stock sales or other transactions together resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203 of the DGCL, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon the consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding those shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

●	at or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66⅔% of the outstanding voting stock which is not owned by the interested stockholder.

Under certain circumstances, Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Section 203 of the DGCL also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Limitation on Liability and Indemnification of Directors and Officers

The Bylaws provide that our directors and officers will be indemnified and advanced expenses by us to the fullest extent permitted by applicable law. In addition, the Charter provides that our directors and officers will not be liable to us or our stockholders for monetary damages for breaches of their fiduciary duty as directors and officers, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

The Bylaws will also permit us to purchase and maintain insurance on behalf of any director, officer, employee or agent of ours for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against our directors or officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification and advancement provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We may issue debt securities from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a senior indenture and subordinated debt securities may be issued under a subordinated indenture. If we issue debt securities pursuant to an indenture, in the applicable prospectus supplement we will specify the trustee under such indenture. We will include in a supplement to this prospectus the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of these provisions and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Mobix. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

●	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

●	any limit upon the aggregate principal amount of the debt securities;

●	whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

●	the date or dates on which the principal amount of the debt securities will mature;

●	if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

●	if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

●	the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

●	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

●	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

●	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

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●	if the currency in which the debt securities will be issuable is U.S. dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities will be issuable, if other than the denomination of $5,000;

●	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

●	the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of default or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

●	the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;

●	if other than U.S. dollars, the currency in which the debt securities will be paid or denominated;

●	if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

●	the designation of the original currency determination agent, if any;

●	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

●	if the debt security is also an original issue discount debt security, the yield to maturity;

●	if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

●	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

●	whether and under what circumstances we will pay additional amounts to non-U.S. holders in respect of any tax assessment or government charge;

●	whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

●	if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

●	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

●	the assets, if any, that will be pledged as security for the payment of the debt security;

●	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

●	the forms of the debt securities; and

●	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

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In addition, any debt securities offered hereby may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The applicable prospectus supplement will set forth the terms and conditions of such conversion or exchange, including, if applicable:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

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DESCRIPTION OF WARRANTS

We expect the following provisions will generally apply to warrants we may offer, unless we specify otherwise in the applicable prospectus supplement.

We may issue warrants for the purchase of common stock, preferred stock or debt securities (collectively “warrants”). Warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement (a “warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “warrant agent”). The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the warrants are subject to, and are qualified in their entirety by reference to, the provisions of the warrant agreement.

General

If we offer warrants to purchase common stock, preferred stock or debt securities, the related prospectus supplement will describe the terms of the warrants, including, if applicable:

●	the title of the warrants;

●	the offering price, if any;

●	the aggregate number of warrants;

●	the designation, terms and principal amount of the common stock, preferred stock or debt securities purchasable upon exercise of the warrants and the initial price at which such securities may be purchased upon exercise;

●	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	a discussion of certain federal income tax considerations, if applicable;

●	the redemption or call provisions, if any;

●	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

●	the antidilution provisions of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

The shares of common or preferred stock issuable upon exercise of the warrants will, when issued in accordance with the warrant agreement, be fully paid and non-assessable.

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No Rights

Holders of warrants will not be entitled, by virtue of being such holders, to any rights of holders of the underlying securities. For example, holders of warrants will have no rights to:

●	vote or consent;

●	receive dividends;

●	payments of principal of and interest, if any, on the securities;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights whatsoever as our stockholders.

Exchange of Warrant Certificate

Warrant certificates may be exchanged for new warrant certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the warrant agent, which will be listed in the related prospectus supplement, or at such other office as may be set forth therein.

Exercise of Warrants

Warrants may be exercised by surrendering the warrant certificate at the corporate trust office of the warrant agent, with the form of election to purchase on the reverse side of the warrant certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the prospectus supplement. Upon the exercise of warrants, the warrant agent will, as soon as practicable, deliver the securities in authorized denominations in accordance with the instructions of the exercising warrant holder and at the sole cost and risk of such holder. If less than all of the warrants evidenced by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered. A holder or prospective holder of subscription rights should refer to the applicable prospectus supplement for more specific information.

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DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and requiring us to sell to the holders, a specified number of shares of common stock at a future date or dates.

The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, or stock purchase units, consisting of a stock purchase contract and either (x) senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, or (y) debt obligations of third parties, including U.S. Treasury securities, in each case, securing the holder’s obligations to purchase our common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract. The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities.

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PLAN OF DISTRIBUTION

We may sell common stock, preferred stock, debt securities, warrants, subscription rights, stock purchase contracts, and/or stock purchase units in one or more of the following ways from time to time:

●	to or through underwriters or dealers;

●	directly to one or more purchasers or other persons or entities, including to a limited number of institutional purchasers;

●	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	in privately negotiated transactions;

●	in a block trade in which a broker/dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents; or

●	through a combination of any of those methods of sale.

The prospectus supplements relating to an offering of securities will set forth the terms of such offering, including:

●	the name or names of any underwriters, dealers or agents;

●	the amounts underwritten;

●	any public offering price;

●	the proceeds from such sale;

●	any underwriting discounts, agency fees and other items constituting underwriters’ or agents’ compensation;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which the securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may distribute the securities from time to time in one or more of the following ways:

●	at a fixed public offering price or prices, which may be changed;

●	at prices relating to prevailing market prices at the time of sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Unless otherwise indicated in the applicable prospectus supplement, if we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise indicated in a prospectus supplement, the underwriters will be obligated to purchase all of the securities of the series offered if they purchase any of the securities of that series. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship. We may designate agents who agree to use their reasonable efforts to solicit purchasers for the period of their appointment or to sell securities on a continuing basis. We may also sell securities directly to one or more purchasers without using underwriters or agents.

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Underwriters, dealers, or agents may receive compensation in the form of discounts, concessions, or commissions from us or from purchasers of the securities as their agents in connection with the sale of the securities. These underwriters, dealers, or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by underwriters, dealers, or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any underwriter, dealer, or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These stabilizing transactions, over-allotments, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or slowing a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

Underwriters, dealers, and agents may be entitled under agreements entered into with us to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments they may be required to make in respect of these liabilities thereof. Underwriters, dealers, and agents and their affiliates may be customers of, may engage in transactions with, or perform services for us in the ordinary course of business for which they receive compensation.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our Class A Common Stock, which is listed on Nasdaq. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

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EXPERTS

The financial statements of Mobix Labs, Inc. incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of EMI Solutions as of June 30, 2023 and June 30, 2022 and for the years then ended incorporated in this Prospectus by reference to Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-281492) have been so included in reliance on the report of Macias Gini & O’Connell LLP, an independent public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Greenberg Traurig, P.A. Certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. The information contained on the SEC website is expressly not incorporated by reference into this prospectus.

We also make these filings available, free of charge, on or through our investor website at https://www.investors.mobixlabs.com as soon as reasonably practicable after we electronically file such material with the SEC. Please note, however, that the information on our website is not a part of this prospectus or any accompanying prospectus supplement, other than the documents listed below under the heading “Information Incorporated By Reference.”

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us. Forms of the indentures and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

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INFORMATION INCORPORATED BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are available over the Internet at the Commission’s web site at http://www.sec.gov. You may also read and copy any document we file at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information on the Public Reference Room and its copy charges.

We are “incorporating by reference” into this registration statement specific documents that we file with the Commission, which means that we can disclose important information to you by referring you to those documents that are considered part of this registration statement. Information that we file subsequently with the Commission will automatically update and supersede this information. This registration statement is part of a registration statement filed with the Commission.

We incorporate by reference into this registration statement the following documents filed by us with the Commission, and any future documents that we file with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act including all such documents filed by us after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to the termination of the offering (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto).

Commission Filing	Period Covered or Date of Filing

Annual Report on Form 10-K	Year Ended September 30, 2024.

Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-281492)

August 26, 2024 (with respect to the EMI Solutions, Inc. Audited Financial Statements, Years Ended June 30, 2023 and 2022 and EMI Solutions, Inc. Unaudited Condensed Financial Statements, Three Months Ended September 30, 2023 and 2022 only).

Current Reports on Form 8-K, to the extent information therein is filed and not furnished	November 22, 2024; November 29, 2024; and January 6, 2025 and January 17, 2025.

Description of common stock	Form 8-A filed on July 15, 2021 pursuant to Section 12(b) of the Exchange Act, including any amendment or reports filed thereafter for the purpose of updating such description, including Exhibit 4.9 to the Registrant’s Annual Report on Form 10-K for the year ended September 30, 2024.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will furnish without charge to each person, including any beneficial owner, to whom a registration statement is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or calling us at the following address or phone number:

Mobix Labs, Inc.

15420 Laguna Canyon Road, Suite 100

Irvine, CA 92618

(949) 808-8888

Attention: Chief Financial Officer

Exhibits to a document will not be provided unless they are specifically incorporated by reference in that document.

We maintain an internet website at www.mobixlabs.com, which contains information relating to us and our business. We do not incorporate the information on our internet website by reference.

You should rely only on the information contained in and incorporated by reference into this registration statement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this registration statement or incorporated by reference into this registration statement is accurate as of any date other than the date on the front of the respective document. Our business, financial condition, results of operations and prospects may have changed since that date.

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3,850,000 Shares of Common Stock

1,026,860 Pre-Funded Warrants to Purchase up to 1,026,860 Shares of Common Stock

1,026,860 Shares of Common Stock Underlying the Pre-Funded Warrants

MOBIX LABS, INC.

PROSPECTUS SUPPLEMENT

Roth Capital Partners, LLC

The date of this prospectus supplement is April 4, 2025